Exhibit 5.1

mwe.com

DBV Technologies S.A.

177-181 avenue Pierre Brossolette

92120 Montrouge

France

Paris, October 8, 2019

Re: Prospectus Supplement to Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special French counsel for DBV Technologies S.A. (the “Company”), a French société anonyme, in connection with the global offering and sale by the Company of up to 9,484,066 of its ordinary shares, nominal value €0.10 per share (the “Ordinary Shares”), including (i) 7,914,622 Ordinary Shares which are to be delivered in the form of American Depositary Shares, each of which represents one half of one Ordinary Share, and (ii) up to 1,368,667 additional Ordinary Shares, which are to be delivered in the form of American Depositary Shares, that may be issued and sold pursuant to an option granted by the Company to the several underwriters to cover over-allotments, pursuant to (i) the Registration Statement on Form F-3 (Registration No. 333-233651) (such registration, as may be amended from time to time, the “Registration Statement”), the related base prospectus which forms a part of and is included in the Registration Statement (the “Base Prospectus”) and the related prospectus supplement dated October 8, 2019 (the “Prospectus Supplement,” together with the Base Prospectus, the “Prospectus”), and (ii) the terms and conditions of an underwriting agreement (the “Underwriting Agreement”) entered into by and among the Company and each of Goldman Sachs International, Citigroup Global Markets Inc. and Citigroup Global Markets Limited, as managers for the several underwriters named in Schedule II to the Underwriting Agreement.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, and such instruments and certificates of officers and other representatives of the Company and public officials, as we have deemed necessary as the basis for such opinion, and have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or reproduced copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that the Ordinary Shares, when issued and delivered pursuant to the Underwriting Agreement against full payment of their subscription price as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret agreements and assess the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the current Report on Form 6-K filed on the date hereof by the Company and incorporated by reference into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in each of the Base Prospectus and Prospectus Supplement constituting a part of such Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ McDermott Will & Emery AARPI